Exhibit 10.6

Agreement—Sarif Biomedical

This Agreement (this “Agreement”), is made as of May 2, 2014 (the “Effective Date”), by and among TechDev Holdings, LLC, a Texas limited liability company, of 719 W. Front Street, Suite 242, Tyler, TX 75702 (“TechDev” or the “Seller”); Sarif Biomedical Acquisition LLC, a newly formed Delaware limited liability company with an address of 2331 Mill Road, Suite 100, Alexandria, VA 22314  (“SBA”), a wholly-owned subsidiary of Marathon Patent Group, Inc., a Nevada corporation with an address of 2331 Mill Road, Suite 100, Alexandria, VA 22314 (“Marathon”) and Marathon.  All the parties to this Agreement shall be referred to collectively herein as the “Parties” and separately as a “Party”.

W i t n e s s e t h:

WHEREAS, TechDev owns 100% of the limited liability company membership interests (the “Sarif Interests” or “Interests”) of Sarif Biomedical, LLC (“Sarif”), a Delaware limited liability company; and

WHEREAS, SBA wishes to acquire Seller’s entire interest in the Interests, following which SBA will become the sole interest holder of Sarif, all according to the provisions set forth herein below;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereto hereby agree as follows:

1.           Definitions

1.1           “Affiliate” means, with respect to a Party, any Person in any country that directly or indirectly Controls, is Controlled by or is under common Control with such Party.  For the purposes of this Agreement, the term “Control” of a Person means ownership, of record or beneficially, directly or through other Persons, of fifty percent (50%) or more of the voting equity of such Person or, in the case of a non-corporate Person, equivalent interests.

1.2           “Collateral Agreements” means all such concurrent or subsequent agreements, documents and instruments, as amended, supplemented, or otherwise modified in accordance with the terms hereof or thereof, including without limitation, the Registration Rights Agreement, the Certificate of Designation, the Opportunity Agreement, the Pay Proceeds Agreement, the Common Interest Agreement and the Promissory Note.

1.3           “Entity” means any corporation, partnership, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, Governmental Body (as defined below) or any other legal entity.

1.4           “Governmental Body” means any (i) U.S. Federal, state, county, municipal, city, town village, district, or other jurisdiction or government of any nature; (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or other entity and any court or other tribunal); or (iii) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

1.5           “Intellectual Property” means all domestic or foreign rights in, to and concerning Sarif’s:  (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, trade dress, logos, symbols, trade names, assumed names, fictitious names, corporate names and other indications or indicia of origin, including translations, adaptations, derivations, modifications, combinations and renewals thereof; (ii) published and unpublished works of authorship, whether copyrightable or not (including databases and other compilations of data or information), copyrights therein and thereto, moral rights, and rights equivalent thereto, including but not limited to, the rights of attribution, assignation and integrity; (iii) trade secrets, confidential and/or proprietary information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, schematics, designs, discoveries, drawings, prototypes, specifications, hardware configurations, customer and supplier lists, financial information, pricing and cost information, financial projections, and business and marketing methods plans and proposals), collectively “Trade Secrets”; (iv) computer software, including programs, applications, source and object code, data bases, data, models, algorithms, flowcharts, tables and documentation related to the foregoing; (v) other similar tangible or intangible intellectual property or proprietary rights, information and technology and copies and tangible embodiments thereof (in whatever form or medium); (vi) all applications to register, registrations, restorations, reversions and renewals or extensions of the foregoing; (vii) internet domain names; and (viii) all the goodwill associated with each of the foregoing and symbolized thereby; and (ix) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof.

1.6           “Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge or debt of any kind, any trust, any filing or agreement to grant, deposit or file a pledge or financing statement as debtor under applicable law, any subordination arrangement in favor of any Person, or any other Third Party right.

1.7           “Patents” means the patents and patent applications listed on Schedule 1.7 hereto all of which are owned, controlled or licensable by Sarif pursuant to an exclusive license.

1.8           “Patent Rights” means all right, title and interest in the Patents owned, controlled or licensable by Sarif and, subject in all cases to the terms and conditions of the applicable exclusive license pursuant to which Sarif holds its rights in such Patents, as applicable, all rights to (a) make, have made, use, import, put into use, distribute, sell and have sold products and to practice any process, method, or use under the Patents; (b) engage in any causes of action (whether currently pending, filed, or otherwise), Proceedings and other enforcement rights under the Patents including, without limitation, all rights to sue, to countersue and to pursue damages, injunctive relief, and any other remedies of any kind for past, current and future infringement; and (c) all rights to agreements or understandings with respect to settlements, licenses, royalties and the like and the right to enforce, recover and collect settlement arrangements, license payments (including lump sum payments), royalties and other payments due now or hereafter due or payable with respect thereto and to the matters described in Section 1.8(a), under or on account of any of the Patents and any Proceeding with respect to any of the foregoing; and (d) any and all privileges, including the benefit of all attorney-client privilege and attorney work product privilege, in respect of the items described in the foregoing clauses (a) through (c).

1.9           “Person” means any individual or Entity.

1.10           “Proceeding” means any claim, suit, litigation, arbitration, mediation, hearing, audit, charge, inquiry, investigation, governmental investigation, regulatory proceeding or other proceeding or action of any nature (whether civil, criminal, legislative, administrative, regulatory, prosecutorial, investigative, or informal) commenced, brought, conducted, or known to be threatened, or heard by or before, or otherwise involving, any Governmental Body, arbitrator or mediator or similar person or body.

1.11           “Third Party” means any Person other than a Party or its Affiliates.

2.           Sale and Purchase of Interests

Subject to the terms and conditions hereof, at the Closing, Seller shall sell, assign, transfer, convey and deliver to SBA the Interests and SBA shall purchase and accept the assignment, transfer conveyance and delivery of the Interests from the Seller, free and clear from any and all Liens.

3.           Closing of Sale and Purchase of Interests; Covenants of Purchaser

3.1           Closing.  The sale, assignment, transfer and delivery of the Interests by the Seller and the purchase thereof by the Purchaser, shall take place at a closing, to be held remotely via the exchange of documents and signatures immediately following the execution of this Agreement (the “Closing” and the “Closing Date,” respectively).

3.2           Transactions at Closing.  At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

3.2.1           The Seller shall duly execute an interest assignment deed in the form attached hereto as Schedule 3.2.1A (the “Transfer Deed”) and shall deliver the Transfer Deed to SBA; and SBA will countersign the Transfer Deed and deliver the same to the Seller. Upon Closing, the Transfer Deed shall be filed with Sarif, who shall then issue to SBA a validly executed certificate evidencing the Interests purchased by SBA.

3.2.2             At Closing, Sarif shall appoint Doug Croxall as sole manager (“Manager”) and thereafter Manager shall have sole and exclusive authority over the business and Patents of Sarif.

3.2.3           Marathon shall deliver to the Seller copies of resolutions of its Board of Directors in the form attached hereto as Schedule 3.2.3, approving, inter alia, the transactions contemplated hereunder.

3.2.4           The Collateral Agreements shall have been executed and delivered by the respective parties thereto.

3.2.5           Marathon shall deliver to Seller evidence that each Required Approval (as defined below) has been obtained.

3.2.6           Sarif and Marathon shall have entered into the Common Interest Agreement, in the form attached hereto as Schedule 3.2.6.

3.2.7           Seller and Marathon shall have entered into a Registration Rights Agreement, in the form attached hereto as Schedule 3.2.7.

3.2.8           SBA and Marathon, as applicable shall deliver to Seller the First Cash Payment and Promissory Note (as defined below), in the form attached hereto as Schedule 3.2.8.

3.3           Conditions to Closing.  The obligations of each Party to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived in writing by the Party entitled to the benefit thereof, in whole or in part, to the extent permitted by the applicable law:

3.3.1           No temporary restraining order, preliminary or permanent injunction or other order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction, or other legal restraint or prohibition shall be in effect which prevents the consummation of the transactions contemplated herein, nor shall any proceeding brought by any Governmental Body seeking any of the foregoing be pending, and there shall not be any action taken, or any law, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated herein illegal.

3.3.2           The representations and warranties of the Seller, Marathon and SBA contained herein shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except for those (i) representations and warranties that are qualified by materiality, which representations and warranties shall be true and correct in all respects and (ii) representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct on and as of such particular date.

3.3.3           Each Party shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and the Collateral Agreements ancillary hereto (collectively, the “Transaction Documents”) to be performed or complied with by it on or prior to the Closing Date, including for the avoidance of doubt, the payment of the First Cash Payment (as defined below).

3.3.4           Each Party shall have received evidence, in form and substance reasonably satisfactory to it, that any and all approvals of Governmental Bodies and other Third Parties required to have been obtained by a Party to consummate the transactions under the Transaction Documents, if any, have been obtained (each a “Required Approval”).

3.4           Covenant of Marathon.  Promptly following the Closing and thereafter, as applicable, Marathon shall (a) reimburse Seller for all of its costs and expenses (including reasonable attorneys’ fees) incurred by Seller in connection with the consummation of the transactions contemplated by this Agreement not to exceed $3,000 (b) reimburse Seller for all of its costs and expenses (including reasonable attorney’s fees) incurred by Seller in connection with the preparation and filing from time to time of Schedules 13D or 13G, Forms 3, Forms 4 and Forms 5 with respect to the ownership of Marathon securities and (c) file with the relevant Governmental Bodies all legally required reports in respect of the transactions contemplated under the Transaction Documents, including, but not limited to, the SEC Form 8-K and any Forms 3, Forms 4 or Schedule 13D’s.  Prior to any future press releases issued by or on behalf of Marathon which mention any of TechDev or Audrey Spangenberg or the transactions contemplated under the Transaction Documents, Seller shall be given reasonable opportunity to review and comment on such proposed press release.

4.           Consideration

In consideration for the sale, assignment, transfer and delivery of the Interests, Marathon shall pay to the Seller (as directed by Seller) the consideration, as follows:

4.1           First Cash Payment.  Two hundred fifty thousand U.S. Dollars ($250,000) payable at Closing (the “First Cash Payment”).

4.2           Second Cash Payment.  Two hundred fifty thousand U.S. Dollars ($250,000) payable on or before June 30, 2014 (the “Second Cash Payment,” together with the First Cash Payment, the “Cash Closing Consideration”); provided, that, if the Second Cash payment is not paid to Seller on or before June 30, 2014, then the amount of the Second Cash Payment shall be increased from two hundred fifty thousand U.S. Dollars ($250,000) to three hundred thousand U.S. Dollars ($300,000). The obligation to make the Second Cash Payment shall be evidenced by Marathon’s promissory note (the “Promissory Note”) in the form of Schedule 3.2.8 attached hereto.

4.3           Possible Future Cash Payment.  Seller will be entitled to possible additional future cash payments pursuant to the terms of the Pay Proceeds Agreement attached hereto as Exhibit 4.4 (the “Pay Proceeds Agreement”).

4.4            Release.  Each of Marathon and SBA for itself, its respective Affiliates, employees, officers, directors, representatives, predecessors in interest, successors and assigns (collectively, the “Releasing Parties”) knowingly, voluntarily, and irrevocably releases, forever discharges and covenants not to sue the Seller, and its Affiliates, employees, officers, directors, representatives, predecessors in interest, successors and assigns (collectively, the “Released Parties”) from and against any and all rights, claims, losses, lawsuits or causes of action (at law or in equity), liabilities, duties, actions, demands, expenses, breaches of duty, damages, obligations, proceedings, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, agreements, promises, judgments, and executions of whatever nature, type, kind, description or character (each a “Claim”), whether known or unknown, suspected or unsuspected, vested or contingent, past or present, that a Releasing Party ever had, now has or hereafter can, shall or may have against or with respect to the Released Parties or any of them for, upon or by reason of any matter, cause or thing related to or arising from any agreement to which Sarif is a party or by which it is bound prior to the Closing Date, which are listed on Schedule 4.5 (the “Company Agreements”), except in the case that such Claim arises out of an act of fraud, intentional misconduct or gross negligence on the part of one or more of the Released Parties, as finally determined by a court of competent jurisdiction.  For the avoidance of doubt, Sarif shall continue to be bound by the Company Agreements and neither the Seller nor any of the Released Parties has or shall have any further obligation or liability under any Company Agreement (other than confidentiality, common interest and other similar provisions).  The Releasing Parties hereby waive the benefits of any provisions of the law of any state or territory of the United States, or principle of common law, which provides that a general release does not extend to claims which the Releasing Parties do not know or suspect to exist in its favor at the time of executing the release, which if known to it, may have materially affected the release.  It is the intention, understanding and agreement of the Releasing Parties to forever discharge and release all known and unknown, present and future claims within the scope of the releases set forth in this Agreement, provided, however, this Release shall not affect or limit any Claims arising under this Agreement, for enforcement, gross negligence or willful misconduct, fraud, misrepresentation, or similar matters.

5.           Representations and Warranties of the Seller

The Seller hereby represents and warrants to SBA and Marathon, and acknowledges that SBA and Marathon is entering into this Agreement in reliance thereon, as follows:

5.1           The Seller is the sole lawful owner, beneficially and of record, of the Interests and the Interests constitute all of the membership interests in Sarif, and upon the consummation of the transactions at the Closing, SBA will acquire from the Seller, good and marketable title to the Interests sold by it, free and clear of all Liens.  There are no preemptive, anti-dilution or other participatory rights of any other parties with respect to the transactions contemplated hereunder.

5.2           The Seller has full and unrestricted legal right, power and authority to enter into and perform its obligations under the Transaction Documents and to sell and transfer the Interests to SBA as provided herein.  The Transaction Documents, when executed and delivered by the Seller, shall constitute the valid and legally binding obligation of the Seller, legally enforceable against the Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.           Representations and Warranties of Sarif

6.1           Sarif hereby represents and warrants to SBA and Marathon, and acknowledges that SBA and Marathon is entering into this Agreement in reliance thereon, as follows:

(a)           Sarif is duly formed, validly existing and in good standing under the laws of the State of Delaware, and has full limited liability company power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and as currently proposed to be conducted. The Operating Agreement of Sarif as in effect on the date hereof is attached hereto as Schedule 6.1(a) (the “Operating Agreement”).

(b)           As of the Closing Date, except for litigation concerning the Patents (including proceedings before the USPTO), Sarif is not a party to any pending litigation.

(c)           Based solely on a limited search of Sarif’s records, conducted by counsel, Sarif’s sole executive officer is not aware of any exclusive or non-exclusive licenses under or with respect to any of Sarif’s Patents, except for those listed on Schedule 6.1(c) (as may be updated by Sarif from time to time prior to Closing).  All exclusive or non-exclusive licenses under or with respect to any of Sarif’s Patents (the “Sarif Preexisting Licenses”), including those listed on Schedule 6.1(c) or otherwise disclosed to Marathon, shall remain in full force and effect, shall remain binding on Sarif and any successor or assignee of Sarif or of the Patents or Patent Rights  and shall not be terminable by Sarif or any successor or assignee of Sarif or of the Patents or Patent Rights.  By signing this Agreement, Sarif and Marathon hereby confirm their understanding that Sarif and any successor or assignee of Sarif or of the Patents or Patent Rights remains bound by each of the Sarif Preexisting Licenses.

(d)           Except as set forth on Schedule 6.1(d), to Sarif’s knowledge, Sarif is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant with respect to any of the Sarif Patents or in connection with the licensing or sale of any of the Sarif Patents (“Pre-Existing Commitments”).

(e)           Other than as set forth on Schedule 6.1(e), to Sarif’s knowledge, none of the Sarif Patents has been or is currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding, or that any such proceedings are pending or threatened before the USPTO.

(f)           To Sarif’s knowledge, Sarif is not a party nor bound by any contracts, agreements, promises or commitments except the Company Agreements executed by Sarif (and the Sarif Preexisting Licenses), which shall remain in full force and effect, shall remain binding on Sarif and shall not be terminable by Sarif, Marathon, or any successor or assignee of Sarif or of the Patents or Patent Rights except in accordance with their terms.  By signing this Agreement, Sarif and Marathon, hereby confirm their understanding that Sarif and any successor or assignee of Sarif or of the Patents or Patent Rights remains bound by each of the Company Agreements and Sarif Preexisting Licenses.

(a)           Other than the Patent Rights, Sarif has no material assets.  None of Sarif’s employees will continue with Sarif after the Closing, however Audrey Spangenberg has agreed to continue in a role mutually acceptable to Sarif and her. Sarif’s bank accounts and the contents thereof will be not transferred to Marathon. Any amounts paid or payable to Sarif (or any of its Affiliates) under licenses or other agreements or judgments entered into by or awarded to any Affiliates of Sarif prior to the Closing Date, shall be retained as the exclusive property of such Affiliates and after the Closing Date, Sarif or any of its Affiliates will disclaim any interest therein.

7.           Representations and Warranties of Marathon and SBA

Marathon and SBA, jointly and severally, hereby represent and warrant to the Seller and acknowledge that the Seller is entering into this Agreement in reliance thereon as follows:

7.1           Marathon is duly organized, validly existing and in good standing under the laws of Nevada and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and as currently proposed to be conducted.  The corporate governance documents of Marathon (including but not limited to its Certificate of Incorporation, Bylaws and any Voting Rights Agreements, Stockholders’ Agreements, Investors’ Rights Agreements and the like) as in effect on the date hereof have been provided or made available to the Seller (the “Marathon Governance Documents”).

7.2           The Transaction Documents, when executed and delivered by Marathon or SBA, as applicable, shall constitute the valid and legally binding obligation of Marathon and SBA, respectively, legally enforceable against each of Marathon and SBA in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.3           The authorized capital stock of Marathon consists of 200,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, each having a par value of USD $0.0001, of which 5,579,337 shares are issued and outstanding.  Marathon’s fully-diluted capital structure before and after Closing is set forth in the capitalization table attached hereto as Schedule 7.3.  All capital stock, preemptive rights, rights of first refusal, rights of co-sale, convertible, exercisable or exchangeable securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from Marathon or SBA or any of its subsidiaries or Affiliates any capital stock of the Marathon, SBA and/or any of its subsidiaries are set forth in detail on Schedule 7.3.  Except for the transactions contemplated by this Agreement and the current Marathon Governance Documents, there are no Liens, options to purchase, proxies, preemptive rights, convertible, exercisable or exchangeable securities, outstanding warrants, options, voting trust and other voting agreements, calls, promises or commitments of any kind and, Marathon has no knowledge that any of the said stockholders owns any other stock, options or any other rights to subscribe for, purchase or acquire any capital stock of Marathon from Marathon or from each other.

7.4           All issued and outstanding capital stock of Marathon has been duly authorized, and is validly issued and outstanding and fully-paid and non-assessable. SBA is a wholly-owned subsidiary of Marathon and Marathon owns 100% of the ownership or other equity interests of SBA.

7.5           Each of Marathon and SBA is currently in material compliance with all applicable laws, including securities laws. Marathon has timely filed all forms and reports required to be filed with the Securities Exchange Commission (the “SEC”) including, without limitation, all exhibits required to be filed therewith, and has made available to the Seller true, complete and correct copies of all of the same so filed (including any forms, reports and documents incorporated by reference therein or filed after the date hereof, the “Marathon SEC Reports”).  For purposes hereof, such Marathon SEC Reports shall be deemed delivered to Seller via the SEC’s EDGAR database.  The Marathon SEC Reports: (i) at the time filed complied (or will comply when filed, as the case may be) in all material respects with the applicable requirements of the Securities Act and/or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and with the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, in each case applicable to such Marathon SEC Reports at the time they were filed; and (ii) did not at the time they were filed (or, if later filed, amended or superseded, then on the date of such later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

7.6           Marathon has timely filed (or has been deemed to have timely filed pursuant to Rule 12b-25 under the Exchange Act) and made publicly available on the SEC’s EDGAR system, and the Seller may rely upon, all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act and (ii) Section 906 of the Sarbanes Oxley Act of 2002 with respect to any documents filed with the SEC. Since the most recent filing of such certifications and statements, there have been no significant changes in Marathon’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act), or in other factors that could significantly affect its disclosure controls and procedures.

7.7           The financial statements (including footnotes thereto) included in or incorporated by reference into the Marathon SEC Reports (the “Marathon Financial Statements”) were complete and correct in all material respects as of their respective filing dates, complied as to form in all material respects with the Exchange Act and the applicable accounting requirements, rules and regulations of the SEC promulgated thereunder as of their respective dates and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as otherwise noted therein).  The Marathon Financial Statements fairly present the financial condition of Marathon as of the dates thereof and results of operations, cash flows and stockholders’ equity for the periods referred to therein (subject, in the case of unaudited Marathon Financial Statements, to normal recurring year-end adjustments which were not and will not be material in amount). Without limiting the generality of the foregoing, (i) no independent public accountant of Marathon has resigned or been dismissed as independent public accountant of Marathon as a result of or in connection with any disagreement with Marathon on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) no executive officer of Marathon has failed in any respect to make, without qualification, the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any form, report or schedule filed by Marathon with the SEC since the enactment of the Sarbanes-Oxley Act and (iii) no enforcement action has been initiated or, to the knowledge of Marathon, threatened against Marathon by the SEC relating to disclosures contained in any Marathon SEC Report.  There has been no change in Marathon’s accounting policies except as described in the notes to the Marathon Financial Statements.

7.8           Except as set forth in Schedule 7.8 or as otherwise set forth in Marathon SEC Reports, since December 31, 2013, the operations and business of Marathon have been conducted in all material respects only in the ordinary course of business consistent with past practices, Marathon has not entered into any transaction which was not in the ordinary course of its business and there has not been:  (i) any material change in the assets, liabilities, financial condition or operating results of Marathon from those reflected in the Marathon Financial Statements; (ii) any damage, destruction or loss, whether or not covered by insurance, to any of the material assets, properties, financial condition, operating results, prospects or business of Marathon (as such business is presently conducted and as it is presently proposed to be conducted); (iii) any waiver or compromise by Marathon of a valuable right or of a material debt owed to it; (iv) any satisfaction or discharge of any security interest; (v) any change or amendment to a material contract or arrangement by which Marathon or any of its assets or properties are bound or subject; (vi) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder of Marathon; (vii) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intellectual property or intangible assets of Marathon; (viii) any resignation or termination of employment of any officer or key employee of Marathon; (ix) any change in the accounting methods or accounting principles or practices employed by Marathon; (x) any receipt of written notice that there has been a loss of, or material order cancellation by, any major customer of Marathon; (xi) any mortgage, pledge, transfer of a security interest in, or security interest, created by Marathon, with respect to any of its material properties or assets, except liens for taxes not yet due or payable; (xii) any loans or guarantees made by Marathon to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; (xiii) any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of Marathon, as such business is presently conducted; (xiv) any failure of Marathon to pay its debts as they come due; or (xv) any commitment to do any of the foregoing.

7.9           Marathon is not in default and neither the execution and delivery of the Transaction Documents nor compliance by Marathon with the terms and provisions hereof and thereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of:  (i) the Marathon Corporate Governance Documents, or (ii) any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which Marathon is a party or by which it or any of its property is bound, or (iii) any law, statute, ordinance, regulation, order, writ, injunction, decree, or judgment of any court or any governmental department, commission, board, bureau, agency or instrumentality in any country in which Marathon conducts business. Such execution, delivery and compliance with the Transaction Documents will not (a) give to others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment referred to in this paragraph, or to any of the properties of Marathon, or (b) except for compliance with any applicable requirements under the Securities Act, the Exchange Act and any requirements of the Over-the-Counter Bulletin Board (“OTCBB”), no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Body or any other Person is required by or with respect to Marathon in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated hereby and thereby, which consent or approval has not heretofore been obtained or will be obtained by Closing.  To the knowledge of Marathon, no third party is in default under any agreement, contract or other instrument or document to which Marathon is a party.  To the knowledge of Marathon, Marathon is not a party to or bound by any order, judgment, decree or award of any Governmental Body.

7.10           No action, proceeding or governmental inquiry or investigation is pending or, to the knowledge of Marathon, threatened against Marathon or any of its officers, directors or employees (in their capacity as such or as shareholders, if applicable), or against any of Marathon’s properties, including, without limitation, assets, licenses and rights transferred to Marathon under any written agreement or other binding undertaking, or with regard to Marathon’s business, before any court, arbitration board or tribunal or administrative or other governmental agency, nor does Marathon believe that there is any basis for the foregoing.

8.           Survival; Indemnification; Limitation of Liability; No Consequential Damages

8.1           The representations and warranties of each Party hereunder shall survive the Closing and remain in effect for a period of one (1) year thereafter.

8.2           Indemnification.  The Seller, on the one side and Marathon and SBA on the other side (as applicable, the “Indemnifying Party”) agree to indemnify and hold harmless the Parties of the other side and their respective Affiliates (as applicable, the “Indemnified Parties”), against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon (a) any breach of any of such Party’s representations or warranties herein, misrepresentation or warranty or breach or failure by the Indemnifying Party to comply with any covenants or agreement made by it herein, in the other Transaction Documents or in any other document furnished by it to any of the foregoing in connection with this transaction and (b) any action for securities law violations instituted by an Indemnifying Party which is finally resolved by judgment against such Indemnifying Party.

8.3           Mechanics of Indemnification.  Whenever any claim arises for indemnification under this Agreement or an event which may result in a claim for such indemnification has occurred, the Indemnified Party(ies) will promptly notify the Indemnifying Party of the claim and, when known, the facts constituting the basis for such claim.  The Indemnifying Party shall have the obligation to dispute and defend all such Third Party claims and thereafter so defend and pay any adverse final judgment or award or settlement amount in regard thereto.  Such defense shall be controlled by the Indemnifying Party, and the cost of such defense shall be borne by the Indemnifying Party, provided that the Indemnified Parties shall have the right to participate in such defense at their own expense, unless the Indemnified Parties require their own attorney due to a conflict of interest, in which case, the expense of a single law firm acceptable to such Indemnified Party will be borne by the Indemnifying Party.  The Indemnified Parties shall cooperate in all reasonable respects in the investigation, trial and defense of any such claim at the cost of the Indemnifying Party. If the Indemnifying Party fails to take action within thirty (30) days of notice, then the Indemnified Parties shall have the right to pay, compromise or defend any third party claim, such costs to be borne by the Indemnifying Party.  The Indemnified Parties shall also have the right and upon delivery of ten (10) days advance written notice to such effect to the Indemnifying Party, exercisable in good faith, to take such action as may be reasonably necessary to avoid a default prior to the assumption of the defense of the Third Party claim by the Indemnifying Party, and any reasonable expenses incurred by the Indemnified Parties so acting shall be paid by the Indemnifying Party.  The Indemnifying Party will not settle or compromise any Third Party claim without the prior written consent of the Indemnified Parties, not to be unreasonably withheld.

8.4           Marathon Indemnification.  Marathon, SBA and Sarif shall indemnify and hold the Seller harmless with respect to any loss, expense, cost, damage and settlement (collectively, “Indemnified Expenses”) caused to Seller as a result of Marathon’s, SBA’s or Sarif’s or any of their Affiliates’ actions or omissions with respect to the Patents following the Closing Date, provided Seller is not determined to responsible for such actions as a result of their fraud or intentional misconduct.  In particular, in the event that the enforcement or other activities with the Patents results in litigation or other dispute resolution processes with one or more Third Parties, with the Seller being required to be involved (e.g., being added as a party to the process, even if such joinder is improper, or being subject to Third Party discovery requests or otherwise having any exposure for any claims arising through activities of Sarif), Marathon, SBA and Sarif shall, at Seller’s request, indemnify Seller all of Seller’s Indemnified Expenses arising from that involvement.

8.5           Limitation of Liability.  SELLER’S TOTAL LIABILITY UNDER THE TRANSACTION DOCUMENTS WILL NOT EXCEED THE CASH CLOSING CONSIDERATION ACTUALLY RECEIVED BY SELLER HEREUNDER. THE PARTIES ACKNOWLEDGE THAT THIS LIMITATION ON POTENTIAL LIABILITIES WAS AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THE TRANSACTION DOCUMENTS.

8.6           Limitation on Consequential Damages.  NEITHER PARTY WILL HAVE ANY OBLIGATION OR LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), REPRESENTATION, STRICT LIABILITY OR PRODUCT LIABILITY), FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUE, PROFIT, SAVINGS OR BUSINESS ARISING FROM OR OTHERWISE RELATED TO THIS AGREEMENT, EVEN IF A PARTY OR ITS EMPLOYEES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.           Miscellaneous

9.1           Each of the Parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of the Transaction Documents and the intentions of the Parties as reflected thereby.

9.2           Governing Law; Arbitration; Prevailing Party.  This Agreement and all claims or causes of action that may be based upon, arise out of or relate to this Agreement or the Collateral Agreements will be construed in accordance with and governed by the internal laws of the State of Texas applicable to agreements made and to be performed entirely within such State without regard to conflicts of laws principles thereof.  Any dispute arising under or in connection with any matter of any nature (whether sounding in contract or tort) relating to or arising out of this Agreement, shall be resolved exclusively by arbitration.  The arbitration shall be in conformity with and subject to the applicable rules and procedures of the American Arbitration Association.  The arbitration shall be conducted before a panel of three (3) arbitrators, with one arbitrator to be selected by each of Seller and Buyer and the third arbitrator to be selected by the arbitrators selected by the Parties.  The Parties agree to be (a) subject to the exclusive jurisdiction and venue of the arbitration in the Eastern District of Texas (b) bound by the decision of the arbitrator as the final decision with respect to the dispute, and (c) subject to the jurisdiction of both of the federal courts of the United States of America or the courts sitting in the Eastern District in the State of Texas for the purpose of confirmation and enforcement of any award.  The prevailing party in any arbitration shall be entitled to recover its costs and expenses (including attorney’s fees and expenses) from the non-prevailing party.

9.3           Limitations on Assignment.  Except as expressly permitted in this Section, none of Marathon, SBA or Sarif may grant or assign any rights or delegate any duties under this Agreement to any Third Party (including by way of a “change in control”) or may sell, transfer, or spin-off any of the Interests in Sarif or any of its material assets, including the Patents, without the prior written consent of TechDev and SFF.  Notwithstanding the foregoing, Marathon, SBA or Sarif shall be permitted to transfer or assign (i) the Patents; (ii) a majority of the Interests; or (iii) its respective its rights, interests and obligations under this Agreement, as applicable, without Seller’ prior written consent as part of a sale of all or substantially all of its business, equity to, or a change in control transaction with a Third Party acquirer (an “M&A Transaction”, and an “Acquirer,” respectively); provided that (a) such transfer or assignment is subject to all of the terms and conditions of this Agreement and the Collateral Agreements; and (ii) such Acquirer executes a written undertaking towards Seller agreeing to be bound by all of the terms and conditions of this Agreement and the Collateral Agreements with respect to the rights being transferred or assigned.  Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the Parties hereto.

9.4           This Agreement and the Exhibits and Schedules hereto constitute the full and entire understanding and agreement between the Parties with regard to the subject matters hereof and thereof and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.  Any term of this Agreement may be amended only with the written consent of all Parties thereto.  The observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the party against which such waiver is sought.

9.5           All notices and other communications required or permitted hereunder to be given to a Party to this Agreement shall be in writing and shall be faxed, emailed or mailed by registered or certified mail, postage prepaid, or prepaid air courier, or otherwise delivered by hand or by messenger, addressed to such Party’s address as set forth above; or at such other address as the Party shall have furnished to each other Party in writing in accordance with this provision.  Any notice sent in accordance with this Section shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if by air courier two (2) business days after delivery to the courier service, (iii) if sent by messenger, upon delivery, and (iv) if sent via facsimile or email, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt (provided, however, that any notice of change of address shall only be valid upon receipt).

9.6           No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any of the Parties, shall be cumulative and not alternative.

[Signature Page Follows]

IN WITNESS WHEREOF the Parties have signed this Agreement as of the date first hereinabove set forth.

SELLER:
TECHDEV HOLDINGS, LLC By: /s/ Audrey Spangenberg Name: Audrey Spangenberg Title: Manager Date: May 2, 2014

PURCHASER:	SARIF BIOMEDICAL ACQUISITION LLC By: /s/ Doug Croxall Name: Doug Croxall Title: CEO Date: May 2, 2014

MARATHON:	MARATHON PATENT GROUP, INC. By: /s/ Doug Croxall Name: Doug Croxall Title: CEO Date: May 2, 2014

SARIF BIOMEDICAL, LLC By: /s/ Audrey Spangenberg Name: Audrey Spangenberg Title: Manager Date: May 2, 2014